          EXHIBIT 11 - STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE (dollars in thousands, except per share data)

                                                                    FISCAL YEAR ENDED
                                                      --------------------------------------------
                                                         Dec. 2,         Dec. 3,        Nov. 27,
PRIMARY                                                   1995            1994            1993
-------                                               ------------    ------------    ------------

Net income (loss)                                     $     11,189    $      1,152        ($ 7,452)

Accretion of Series A preferred stock of Eli Witt             --              --              (705)
                                                      ------------    ------------    ------------
Net income (loss) to common shareholders              $     11,189    $      1,152        ($ 8,157)
                                                      ============    ============    ============
Weighted average common shares outstanding in the
4th quarter                                              4,385,000       4,308,000       4,308,000

Net effect of dilutive stock options based on the
treasury stock method using average market price           215,000            --              --
                                                      ------------    ------------    ------------

Weighted average common shares and
equivalents outstanding:   4th quarter                   4,600,000       4,308,000       4,308,000
                           3rd quarter                   4,538,000       4,308,000       4,308,000
                           2nd quarter                   4,312,000       4,308,000       4,308,000
                           1st quarter                   4,308,000       4,308,000       4,308,000
                                                      ------------    ------------    ------------
                                                        17,758,000      17,232,000      17,232,000

Divided by                                                       4               4             4
                                                      ------------    ------------    ------------

Total                                                    4,440,000       4,308,000       4,308,000
                                                      ============    ============    ============

Net income (loss) per common share                    $       2.52    $       0.27          ($l.89)
                                                      ============    ============    ============

FULLY DILUTED
-------------

Net income (loss)                                     $     11,189    $      1,152    ($     7,452)

Accretion of Series A preferred stock of Eli Witt             --              --              (705)
                                                      ------------    ------------    ------------
Net income (loss) applicable to common shareholders   $     11,189    $      1,152    ($     8,157)
                                                      ============    ============    ============
Weighted average common shares outstanding in the
4th quarter                                              4,385,000       4,308,000       4,308,000

Net effect of dilutive stock options based on the
treasury stock method using ending market price            228,000            --              --
                                                      ------------    ------------    ------------
Weighted average common shares and
equivalents outstanding:    4th quarter                  4,613,000       4,308,000       4,308,000
                            3rd quarter                  4,559,000       4,308,000       4,308,000
                            2nd quarter                  4,312,000       4,308,000       4,308,000
                            1st quarter                  4,308,000       4,308,000       4,308,000
                                                      ------------    ------------    ------------

                                                        17,792,000      17,232,000      17,232,000

Divided by                                                       4               4               4
                                                      ------------    ------------    ------------

Total                                                    4,448,000       4,308,000       4,308,000
                                                      ============    ============    ============

Net income (loss) per common share                    $       2.52    $       0.27        ($ 1.89)
                                                      ============    ============    ============



                                       E-1